Exhibit 99.1

CareMax, Inc. Completes Acquisition of Medicare Value-Based Care Business of Steward Health Care System

Significantly expands CareMax’s comprehensive and coordinated healthcare delivery system designed to reduce healthcare costs, improve overall health outcomes, and promote health equity for seniors

Miami, FL – November 11, 2022 - CareMax, Inc. (NASDAQ: CMAX; CMAXW) (“CareMax” or the “Company”), a leading technology-enabled provider of value-based care to seniors, today announced that it has completed its acquisition of the Medicare value-based care business of Steward Health Care System (“Steward”), establishing CareMax as one of the largest independent senior-focused value-based care platforms in the U.S. The Medicare value-based care business of Steward includes a Medicare Direct Contracting Entity (“DCE”) and two Medicare Shared Savings Program (“MSSP”) accountable care organizations (“ACOs”), one of which is one of the nation’s largest ACOs.

This transaction expands CareMax’s network to approximately 2,000 providers and over 200,000 senior value-based care patients in 10 states across 30 markets. CareMax now serves as the exclusive value-based management services organization (“MSO”) for Steward’s Medicare Advantage network. Steward’s network also includes an additional approximately 380,000 Medicare Advantage fee-for-service beneficiaries and approximately 480,000 traditional Medicare beneficiaries, for whom CareMax and Steward will look for opportunities to provide value-based services.

“The completion of the acquisition is transformative for CareMax and represents another significant step CareMax has taken to redefine healthcare for seniors across the U.S.,” said Carlos de Solo, Chief Executive Officer of CareMax. “Our hybrid model of a capital-light MSO combined with high-performing medical centers establishes our foundation for industry leadership as we expand value-based care across the country.”

Mr. de Solo continues, “This transaction is expected to be immediately accretive to revenue and Adjusted EBITDA. As integration planning has progressed, we are even more confident that this transaction is in the best interest of our patients, our company and our stockholders.”

Dr. Ralph de la Torre, Chief Executive Officer of Steward, commented, “CareMax and Steward believe in a future where primary and specialty care come together to redefine healthcare delivery and empower value-based success. Bringing together Steward’s rich history in value-based excellence dating back to 2010 and CareMax’s modernized approach to the value-based market and senior care in particular, we believe we are each well-positioned to define the next-generation of care delivery and the future of healthcare for seniors.”

Transaction Details

As previously announced, under the terms of the merger agreement, CareMax paid $25 million in cash and issued 23.5 million shares of CareMax’s Class A common stock to the equityholders of Steward at closing, subject to customary adjustments. In addition, CareMax paid approximately $36 million in cash to Steward to advance an MSSP receivable covering accounts receivable related to the pre-close period, which CareMax financed through an accounts receivable credit facility, the costs of which are being paid by Steward.

Steward will have the potential to receive additional shares of CareMax’s Class A common stock that, together with the original issuance of Class A common stock issued to Steward at the initial closing, would result in Steward’s equityholders owning a total of 41% of CareMax’s Class A common stock as of the initial closing, subject to certain adjustments, upon 100,000 Medicare lives from and/or attributable to Steward’s provider network participating in risk, value-based care arrangements contracted through CareMax with a Medical Expense Ratio of less than 85% for two consecutive quarters. Equityholders of Steward also entered into an investor rights agreement that provides for certain limitations on voting of their shares of CareMax’s Class A common stock, among other governance matters.

Additional information regarding the closing of the transaction will be included in a Current Report on Form 8-K that CareMax intends to file with the U.S. Securities and Exchange Commission before market open on Monday, November 14, 2022.

Advisors

Goldman Sachs served as exclusive financial advisor to CareMax, and DLA Piper LLP (US) served as legal counsel to CareMax.

SVB Securities served as exclusive financial advisor to Steward, and Sidley Austin LLP served as legal counsel to Steward.

About CareMax

CareMax is a technology-enabled care platform providing value-based care and chronic disease management to seniors. CareMax operates medical centers that offer a comprehensive suite of healthcare and social services, and a proprietary software and services platform that provides data, analytics, and rules-based decision tools and workflows for physicians across the United States. Learn more at www.caremax.com.

About Steward Health Care System

Steward is among the nation’s largest and most successful accountable care organizations (ACO), with more than 6,800 providers and 43,000 health care professionals who care for 12.3 million patients a year through a closely integrated network of hospitals, multispecialty medical groups, urgent care centers, skilled nursing facilities and behavioral health centers.

Based in Dallas, Steward currently operates 39 hospitals across Arizona, Arkansas, Florida, Louisiana, Massachusetts, Ohio, Pennsylvania, Texas, and Utah.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and strategy and future financial results. Words such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “envision,” “estimate,” “expect,” “guidance,” “indicate,” “intend,” “may,” “might,” “plan,” “possibly,” “potential,” “predict,” “probably,” “pro-forma,” “project,” “seek,” “should,” “target,” or “will,” or the negative or other variations thereof, and similar words or phrases or comparable terminology, are intended to identify forward-looking statements. These forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important risks and uncertainties that could cause the Company’s actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, the Company’s ability to integrate acquired businesses, including the ability to implement business plans, forecasts, and other expectations after the completion of the Steward transaction, the failure to realize anticipated benefits of the Steward transaction or to realize estimated pro forma results and underlying assumptions, the impact of COVID-19 or any variant thereof on the Company’s business and results of operation; the availability of sites for de novo centers and the costs of opening such de novo centers; changes in market or industry conditions, regulatory environment, competitive conditions, and receptivity to the Company’s services; the Company’s ability to continue its growth, including in new markets; changes in laws and regulations applicable to the Company’s business, in particular with respect to Medicare Advantage and Medicaid; the Company’s ability to maintain its relationships with health plans and other key payers; any delay, modification or cancellation of government contracts; the Company’s future capital requirements and sources and uses of cash, including funds to satisfy its liquidity needs and the Company’s ability to comply with the covenants under its credit agreement; the Company’s ability to recruit and retain qualified team members and independent physicians; and risks related to future acquisitions. For a detailed discussion of the risk factors that could affect the Company’s actual results, please refer to the risk factors identified in the Company’s reports filed with the SEC. All information provided in this press release is as of the date hereof, and the Company undertakes no duty to update or revise this information unless required by law, and forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release.

CareMax Contacts:

Investor Relations

Samantha Swerdlin

VP Investor Relations

(847) 924-8980

samantha.swerdlin@caremax.com

Media

Christine Bucan

(305) 542-8855

christine@thinkbsg.com

Steward Contact:

Josephine ‘Josie’ Martin

(202) 257-4063

Josephine.martin@steward.org